EXHIBIT NO. 10.25



August 17, 2000


Mr. Thomas L. La Rose
1601 Dry Creek Road
San Jose, CA 95125
(408) 269-1601



Dear Thomas,

On behalf of Adatom.com, it is my pleasure to offer you the position of Chief Financial Officer (CFO) reporting to me, Richard Barton. You will be a salaried employee with an annual salary of $150,000/year plus 150,000 (one hundred fifty thousand) stock options. A performance review will occur 6 (six) months from date of hire to determine additional long-term incentives. You are eligible for medical, dental, and vision benefits after 30-45 days of employment. You are also entitled to 10 (ten) days of vacation each year of service at Adatom.com, accruing immediately upon your start date.

If you accept the offer, please confirm your acceptance and start date below and contact Richard Barton by phone or email at 800-997-7789 x 101 or rich_barton@adatom.com. If you have other questions, please do not hesitate to contact me.


We look forward to having you aboard here at Adatom.com.

Sincerely yours,


Richard S. Barton
President/CEO
Adatom.com


Yes, I accept the offer: _____________________________
Start Date: ______________________